                   SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549

                               FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 14, 1997
                                                    ----------------

                       H. F. Ahmanson & Company
          --------------------------------------------------
          (Exact name of registrant as specified in charter)


          Delaware            1-8930               95-0479700
      ---------------      ------------        -------------------
      (State or other      (Commission           (IRS employer
      jurisdiction of      file number)        identification no.)
      incorporation)


      4900 Rivergrade Road, Irwindale, California          91706
      -------------------------------------------        ----------
       (Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code    (626) 960-6311
                                                      ---------------

                            Not applicable
                        ----------------------
       (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

      On October 14, 1997, H. F. Ahmanson & Company (the "Company"), issued a press release reporting its results of operations during the quarter and nine months ended September 30, 1997.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

      99.1 Press release dated October 14, 1997 reporting results of operations during the quarter and nine months ended September 30, 1997.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 14, 1997

                                        H. F. AHMANSON & COMPANY

                                         /s/ George Miranda
                                        ----------------------------
                                        George Miranda
                                        First Vice President and
                                        Principal Accounting Officer

H. F. AHMANSON & COMPANY
4900 Rivergrade Road
Irwindale, California  91706       HOME SAVINGS OF AMERICA
(818) 814-7922                     SAVINGS OF AMERICA             NEWS

FOR IMMEDIATE RELEASE                            CONTACTS:
---------------------
                                                    MEDIA:  MARY TRIGG
                                                            (626) 814-7922
                                                 INVESTOR:  STEVE SWARTZ
                                                            (626) 814-7986


          AHMANSON REPORTS $0.84 EARNINGS PER SHARE FOR THIRD QUARTER
        - Nonperforming Assets Fall to Lowest Level Since August 1990 -

     Irwindale, CA, October 14, 1997 -- H.F. Ahmanson & Company (NYSE:AHM), parent company of Home Savings of America, today announced third quarter 1997 net income of $95.5 million, a 30% increase compared to $73.2 million in the third quarter of 1996. On a fully diluted common share basis, third quarter earnings were $0.84 per share, a 50% increase, compared to $0.56 per share in the third quarter of 1996. The third quarter of 1996 results exclude after-tax charges of $144.4 million, or $1.34 per fully diluted share, related to the special assessment to recapitalize the Savings Association Insurance Fund (the "SAIF charge") and $8.3 million, or $0.07 per share, in costs related to the acquisition of 61 First Interstate branches in that quarter (the "FIB charge").

     Earnings per share grew at a faster rate than net income during the third quarter as a result of the company's ongoing stock purchase program.

     Between the initiation of the first stock purchase program in October 1995 and September 30, 1997, the company has purchased 25.8 million common shares, or 22% of the outstanding shares at September 30, 1995, at an average price of $31.68 per share.

     Return on equity (ROE) was 15.9% for the third quarter of 1997, compared to 10.9% in the third quarter of 1996.

     Charles R. Rinehart, chairman and chief executive officer of Ahmanson and Home Savings, said, "We are seeing steady progress in our goal of enhancing shareholder value. This is the third consecutive quarter in which we have achieved return on equity above 15%. Our credit costs continue to decline as other indicators of credit quality improve. We continue to build our consumer and small business loan volumes and this quarter increased our residential mortgage originations."

     For the first nine months of the year, the company earned $283.4 million, compared to $206.7 million in the first nine months of 1996. On a fully diluted per share basis, earnings were $2.41 in the first nine months of 1997 compared to $1.49 in the first nine months of 1996. Return on equity for the first nine months of 1997 was 16.0%, compared to 9.7% in the first nine months of 1996.

     As noted above, 1996 results exclude the effects of the SAIF and FIB charges. Results for the second quarter and the first nine months of 1997 exclude the after-tax gain of $24.6 million, or $0.22 per share, on the sale of branches in West Florida and a net after-tax cost of $3.2 million, or $0.03 per share, relating to the withdrawn merger proposal for Great Western Financial Corporation. Results for the first nine months of 1997 also exclude an after-tax gain of $9.5 million, or $0.08 per share, from branches sold in the first quarter of 1997.

RESULTS OF OPERATIONS
NET INTEREST INCOME
     Net interest income totaled $302.8 million for the third quarter of 1997, compared to $306.2 million in the third quarter of 1996, and $308.1 million in the second quarter of 1997. The decline in net interest income is a result of the lower level of average interest earning assets during the quarter, with $45.5 billion of interest earning assets for the third quarter of 1997, compared to $47.3 billion for the third quarter of 1996, and $46.2 billion for the second quarter of 1997. In the third quarter of 1997, the average net interest margin was 2.70%, compared to 2.59% in the third quarter of 1996, and 2.66% in the second quarter of 1997.

GENERAL AND ADMINISTRATIVE EXPENSES
     General and administrative expenses (G&A) were $182.1 million in the third quarter of 1997, compared to $190.4 million in the third quarter of 1996, excluding the SAIF and FIB charges, and $180.5 million in the second quarter of 1997.

     The efficiency ratio -- G&A expenses as a percentage of net interest income, loan servicing and other fee income -- was 50.0% in the third quarter of 1997, compared to 53.1% and 48.7% in the third quarter of 1996 and the second quarter of 1997, respectively. For the first nine months of 1997, the company's efficiency ratio was 49.3%, compared to 53.2% for the first nine months of 1996.

Credit Costs/Asset Quality
     Total credit costs (provision for loan losses and expenses for the operations of foreclosed real estate) continued to improve, declining 52% from the third quarter of 1996 and 27% from the second quarter of 1997. Credit costs were $29.0 million during the third quarter of 1997, compared to $61.0 million in the 1996 third quarter and $39.9 million in the second quarter of
1997.    Net loan charge-offs for the 1997 third quarter totaled $22.8 million, compared to $34.7 million in the third quarter of 1996 and $17.4 million in the second quarter of 1997.

     During the third quarter, nonperforming assets (NPAs) declined by $35.9 million, the sixth consecutive quarterly decline. NPAs have declined $370.6 million or 36% since their most recent high point in February 1996. At September 30, 1997, NPAs totaled $654.6 million, or 1.40% of total assets, compared to $897.6 million, or 1.77%, at September 30, 1996, and $690.5 million, or 1.45% at June 30, 1997. Loans classified as troubled debt restructurings (TDRs) were $213.6 million at September 30, 1997 compared to $187.3 million and $214.6 million at September 30, 1996 and June 30, 1997, respectively. The ratio of NPAs and TDRs to total assets was 1.86% at September 30, 1997, compared to 2.14% at September 30, 1996, and 1.90% at June 30, 1997.

     At September 30, 1997, the allowances for loan losses and foreclosed real estate were $380.4 million and $14.7 million, respectively. The ratio of allowances for losses to nonperforming assets equaled 59.0% at September 30, 1997, compared to 46.5% at September 30, 1996, and 57.8% at June 30, 1997.

LOAN ORIGINATIONS
     The company originated $1.4 billion of mortgage loans in the third quarter of 1997, compared to $1.3 billion in the year-ago quarter and $1.1 billion in the second quarter of 1997. All mortgage loans were originated through the company's retail loan origination system. Only $34.6 million, or 2.6%, of mortgage loans originated in the third quarter were tied to the 11th District Cost of Funds Index, while 44.1% of originations were fixed rate. The company also funded $207 million in consumer loans during the third quarter of 1997, compared to $98 million in the third quarter of 1996, and $224 million in the second quarter of 1997. The consumer loan portfolio totaled $964 million at September 30, 1997. The pipeline of loans in process at September 30, 1997 for residential mortgage and consumer loans was $1.2 billion compared to $907 million at September 30, 1996.

CAPITAL
     At September 30, 1997, Home Savings of America's capital ratios exceeded the regulatory requirements for well-capitalized institutions, the highest regulatory standard.

STOCK PURCHASE PROGRAM
     In the third quarter of 1997, the company purchased 3.2 million shares of its common stock at an average price of $50.27 per share, totaling $162.4 million. The company has $83.5 million remaining of the $250 million authorized for its fourth stock purchase program.

     The company had $350 million in cash at the parent company at September 30, 1997.

ACQUISITION OF COAST SAVINGS
     On October 6, 1997, the company announced a definitive agreement to acquire Coast Savings Financial, Inc. (NYSE:CSA). Coast has 90 branches in California with $6.4 billion in deposits and $9.1 billion in assets at June 30, 1997. The merger agreement calls for the tax-free exchange of .8082 shares of Ahmanson common stock for each Coast share. Coast shareholders will also retain the right to receive any proceeds, net of expenses and taxes, in Coast's goodwill litigation against the U.S. government. This transaction is expected to close in the first quarter of 1998 and to be accretive to 1998 earnings.

                                    # # # #

     H.F. Ahmanson & Company, with $46.8 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer and small business banks. It operates 371 financial service centers in three states and 125 mortgage lending offices in nine states.

     Additional information about H.F. Ahmanson & Company and Home Savings of America can be retrieved by using the following service:
     *  Corporate News on the Net: http://www.businesswire.com/cnn/ahm.shtml

     For information regarding PC Banking, Home Loans, Investments, Insurance, Business Banking and Consumer Loans, contact:
     *  Home Savings Website: http://www.homesavings.com

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
(dollars in thousands except per share data)

At End of Period                                   September 30, 1997    June 30, 1997   September 30, 1996
----------------                                   ------------------  ----------------  ------------------
  Total assets                                        $ 46,799,157       $ 47,532,068       $ 50,588,224
  Investment portfolio                                $    608,287       $    792,983       $  1,063,932
  Loans receivable and mortgage-backed
    securities (MBS)                                  $ 43,840,875       $ 44,356,772       $ 46,717,332
  ARMs included in loans receivable and MBS           $ 41,684,196       $ 42,374,376       $ 44,797,610
  Allowance for loan losses                           $    380,368       $    388,287       $    398,290
  Allowance for losses on REO                               14,688             25,840             36,126
  Deposits                                            $ 32,447,317       $ 32,741,870       $ 35,399,443
  Borrowings and trust capital securities             $ 10,724,344       $ 11,192,523       $ 11,255,882
  Stockholders' equity                                $  2,386,357       $  2,463,416       $  2,472,634
  Book value per common share                         $      20.17       $      20.35       $      18.86
  Tangible book value per common share                $      18.37       $      18.57       $      17.06
  Total common shares outstanding                       94,411,284         97,335,863        105,496,154


For the Three Months Ended
--------------------------
  Net interest income                                $     302,835       $    308,069       $    306,236
  Credit costs (1)                                   $      28,983       $     39,873       $     61,008
  Net income (3)                                     $      95,539       $    115,656       $    (79,478)
  Net income per fully diluted common share (3)      $        0.84       $       1.01       $      (0.85)
  Dividends per common share                         $        0.22       $       0.22       $       0.22
  Loans originated and purchased                     $   1,589,386       $  1,365,298       $  2,516,412 (2)

  Average Interest Rates:
    Yield on loans and MBS                                    7.46%              7.38%              7.33%
    Yield on investment portfolio                             6.97%              6.70%              8.25%
    Yield on interest-earning assets                          7.45%              7.37%              7.35%
    Cost of deposits                                          4.43%              4.42%              4.48%
    Cost of borrowings and trust capital securities           6.39%              6.24%              6.39%
    Cost of interest-costing liabilities                      4.93%              4.86%              4.97%
    Interest rate spread                                      2.52%              2.51%              2.38%
    Net interest margin                                       2.70%              2.66%              2.59%


For the Nine Months Ended
-------------------------
  Net interest income                                $     928,523                          $    934,792
  Credit costs (1)                                   $     115,187                          $    193,842
  Net income (3)                                     $     314,288                          $     54,011
  Net income per fully diluted common share (3)      $        2.69                          $       0.16
  Dividends per common share                         $        0.66                          $       0.66
  Loans originated and purchased                     $   4,117,653                          $  5,353,872 (2)

  Average Interest Rates:
    Yield on loans and MBS                                    7.40%                                 7.37%
    Yield on investment portfolio                             6.88%                                 6.76%
    Yield on interest-earning assets                          7.39%                                 7.36%
    Cost of deposits                                          4.41%                                 4.50%
    Cost of borrowings and trust capital securities           6.28%                                 6.29%
    Cost of interest-costing liabilities                      4.87%                                 4.97%
    Interest rate spread                                      2.52%                                 2.39%
    Net interest margin                                       2.67%                                 2.61%

(1) Credit costs consist of provision for loan losses and the operations of foreclosed real estate.
(2) Includes First Interstate Bank (FIB) loans purchased of $1.1 billion in September 1996.
(3) Net income for the three months ended June 30, 1997 would have been $94.3 million, or $0.82 per share, before the gain on sale of the West Florida financial service centers and net Great Western Financial acquisition costs.  Net income for the nine months ended September 30, 1997 would have been $283.4 million, or $2.41 per share, before the gain on sales of the Arizona and West Florida financial service centers and net Great Western Financial acquisition costs.  Net income for the three and nine months ended September 30,
    1996 would have been $73.2 million, or $0.56 per share, and $206.7 million, or $1.49 per share, respectively, before the SAIF and FIB charges.

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited) (in thousands)



Assets                                   September 30, 1997  June 30, 1997  December 31, 1996  September 30, 1996
------                                   ------------------  -------------  -----------------  ------------------
Cash and amounts due from banks              $   476,023     $    515,171      $    691,578        $   758,312
Federal funds sold and securities
   purchased under agreements to resell          186,200          376,100           737,500            623,000
Other short-term investments                       6,141            6,120            14,782             14,517
                                             -----------      -----------      ------------        -----------
  Total cash and cash equivalents                668,364          897,391         1,443,860          1,395,829
Other investment securities                       10,343           11,457            11,597             11,514
Investment in stock of Federal Home
  Loan Bank (FHLB)                               405,603          399,306           420,978            414,901
MBS                                           13,156,959       13,628,019        14,296,512         14,863,228
Loans receivable                              30,683,916       30,728,753        31,789,158         31,854,104
Accrued interest receivable                      199,098          203,052           209,839            215,238
Real estate held for development and
  investment (REI)                               147,035          146,845           147,851            192,846
Real estate owned held for sale (REO)            188,060          195,712           247,577            277,594
Premises and equipment                           368,825          380,917           424,567            437,886
Goodwill and other intangible assets             286,385          292,713           308,083            321,088
Other assets                                     684,569          647,903           602,022            591,292
Income taxes                                        -                -                 -                12,704
                                             -----------      -----------       -----------        -----------
                                             $46,799,157      $47,532,068       $49,902,044        $50,588,224
                                             ===========      ===========       ===========        ===========






Liabilities, Capital Securities of Subsidiary Trust and Stockholders' Equity
----------------------------------------------------------------------------

Deposits                                     $32,447,317      $32,741,870       $34,773,945        $35,399,443
Securities sold under agreements to
  repurchase                                   2,325,000        2,525,000         1,820,000          1,705,000
Other short-term borrowings                      817,897          539,373           210,529             50,000
FHLB and other borrowings                      7,433,026        7,979,772         9,549,992          9,500,882
Other liabilities                              1,156,333        1,022,887           917,198          1,460,265
Income taxes                                      84,806          111,372            48,918               -
                                             -----------      -----------       -----------        -----------
  Total liabilities                           44,264,379       44,920,274        47,320,582         48,115,590
Capital securities, Series A, of
  subsidiary trust                               148,421          148,378           148,413               -
Stockholders' equity                           2,386,357        2,463,416         2,433,049          2,472,634
                                             -----------      -----------       -----------        -----------
                                             $46,799,157      $47,532,068       $49,902,044        $50,588,224
                                             ===========      ===========       ===========        ===========

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands except per share data)

                                                                For the Three Months Ended             For the Nine Months Ended
                                                         -------------------------------------------         September 30,
                                                         September 30,     June 30,    September 30,  ----------------------------
                                                             1997            1997          1996          1997             1996
                                                         -------------  -------------  -------------  -----------      -----------
Interest income:
  Loans                                                   $   579,925    $   575,802   $   567,001    $ 1,733,260      $ 1,700,934
  MBS                                                         249,926        259,429       283,568        777,028          888,849
  Investments                                                  17,625         16,271        17,406         50,793           40,298
                                                          -----------    -----------   -----------    -----------      -----------
      Total interest income                                   847,476        851,502       867,975      2,561,081        2,630,081
                                                          -----------    -----------   -----------    -----------      -----------
Interest expense:
  Deposits                                                    365,641        374,187       377,011      1,114,967        1,137,181
  Short-term borrowings                                        48,130         42,924        32,035        124,174          108,599
  FHLB and other borrowings                                   130,870        126,322       152,693        393,417          449,509
                                                          -----------    -----------   -----------    -----------      -----------
      Total interest expense                                  544,641        543,433       561,739      1,632,558        1,695,289
                                                          -----------    -----------   -----------    -----------      -----------
      Net interest income                                     302,835        308,069       306,236        928,523          934,792
Provision for loan losses                                      14,868         17,989        35,783         57,080          115,626
                                                          -----------    -----------   -----------    -----------      -----------
      Net interest income after provision for loan losses     287,967        290,080       270,453        871,443          819,166
                                                          -----------    -----------   -----------    -----------      -----------
Noninterest income:
  Loss on sales of MBS                                           -               (74)         -               (74)            (29)
  Gain on sales of loans                                          698          6,137         3,307         14,824           24,501
  Loan servicing income                                        16,119         17,078        18,114         49,945           49,916
  Banking and other retail service fees                        29,217         28,525        19,116         87,076           49,979
  Other fee income                                             16,210         17,059        15,270         49,650           42,517
  Gain on sales of financial service centers                     -            41,610          -            57,566             -
  Gain on sales of investment securities                          181            135           313            315              313
  Other operating income                                        1,701          1,322         1,140          5,485            6,593
                                                          -----------    -----------   -----------    -----------      -----------
                                                               64,126        111,792        57,260        264,787          173,790
                                                          -----------    -----------   -----------    -----------      -----------
Noninterest expense:
  Compensation and other employee expenses                     88,603         84,368        88,970        268,439          277,882
  Occupancy expenses                                           25,291         26,647        36,972         78,650           94,045
  Federal deposit insurance premiums and assessments            6,235          6,269        19,227         19,053           59,366
  SAIF recapitalization                                          -              -          243,862           -             243,862
  Other general and administrative expenses                    61,939         63,180        59,231        183,163          155,807
                                                          -----------    -----------   -----------    -----------      -----------
    General and administrative expenses                       182,068        180,464       448,262        549,305          830,962
  Net acquisition costs                                          -             5,475          -             5,475             -
  Operations of REI                                             1,008            399        19,295          3,266           33,573
  Operations of REO                                            14,115         21,884        25,225         58,107           78,216
  Amortization of goodwill and other intangible assets          6,452          6,447         3,955         19,289           11,907
                                                          -----------    -----------   -----------    -----------      -----------
                                                              203,643        214,669       496,737        635,442          954,658
                                                          -----------    -----------   -----------    -----------      -----------
Income (loss) before provision for income taxes (benefit)     148,450        187,203      (169,024)       500,788           38,298
Provision for income taxes (benefit)                           52,911         71,547       (89,546)       186,500          (15,713)
                                                          -----------    -----------   -----------    -----------      -----------
Net income (loss)                                         $    95,539    $   115,656   $   (79,478)   $   314,288      $    54,011
                                                          ===========    ===========   ===========    ===========      ===========
Net income (loss) attributable to common shares           $    87,132    $   107,249   $   (90,776)   $   289,065      $    17,497
                                                          ===========    ===========   ===========    ===========      ===========

Income (loss) per common share:
  Primary                                                 $      0.89    $      1.09   $     (0.85)   $      2.89      $      0.16
  Fully diluted                                           $      0.84    $      1.01   $     (0.85)   $      2.69      $      0.16

Common shares outstanding, weighted average:
  Primary                                                  97,504,568     98,208,190   106,282,651    100,042,957      110,750,825
  Fully diluted                                           109,476,541    110,185,833   106,282,651    112,361,080      110,750,825

                                                                For the Three Months Ended              For the Nine Months Ended
                                                         -------------------------------------------         September 30,
                                                         September 30,     June 30,    September 30,   ----------------------------
                                                             1997            1997          1996          1997             1996
                                                         -------------  -------------  -------------   -----------      -----------
Return on average assets (1)                                     0.81%          0.96%        (0.65)%         0.87%            0.15%
Return on average equity (1)                                    15.85%         19.32%       (11.77)%        17.50%            2.53%
Return on average tangible equity (1),(2)                       17.75%         21.54%       (11.79)%        19.58%            2.95%
Efficiency ratio                                                49.97%         48.68%       124.96 %        49.26%           77.14%

(1) Excluding the effects of the gain on sales of financial service centers and the net acquisition costs for the three months ended June 30, 1997 and nine months ended September 30, 1997 and the SAIF and FIB charges for the three and nine months ended
    September 30, 1996, the returns on average assets, average equity and average tangible equity and the efficiency ratio would have been as follows:

                                                    For the Three Months Ended         For the Nine Months Ended September 30,
                                                ----------------------------------     ---------------------------------------
                                                June 30, 1997   September 30, 1996            1997                 1996
                                                -------------   ------------------        ------------         ------------
    Return on average assets                        0.78%             0.60%                   0.78%                0.56%
    Return on average equity                       15.89%            10.86%                  15.99%                9.70%
    Return on average tangible equity (2)          17.86%            11.56%                  17.97%               10.34%
    Efficiency ratio                               48.68%            53.08%                  49.26%               53.20%

(2) Net income excluding amortization of goodwill and other intangible assets (net of applicable tax) as a percentage of average equity excluding goodwill and other intangible assets (net of applicable tax).

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED AVERAGE STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(in thousands)


For the Three Months Ended                          September 30, 1997   June 30, 1997   September 30, 1996
--------------------------                          ------------------   -------------   ------------------
  Loans receivable (1)                                  $31,013,413       $31,111,587        $31,062,794
  MBS (2)                                                13,465,588        14,141,655         15,357,160
                                                        -----------       -----------        -----------
    Total loans and MBS                                  44,479,001        45,253,242         46,419,954
  Investments                                             1,003,117           974,052            843,973
                                                        -----------       -----------        -----------
      Total interest-earning assets                      45,482,118        46,227,294         47,263,927
  Other assets                                            1,879,613         1,874,118          1,805,179
                                                        -----------       -----------        -----------
        Total assets                                    $47,361,731       $48,101,412        $49,069,106
                                                        ===========       ===========        ===========

  Deposits                                              $32,713,468       $33,946,754        $33,661,816
  Borrowings and trust capital securities                11,119,628        10,872,299         11,557,676
                                                        -----------       -----------        -----------
      Total interest-costing liabilities                 43,833,096        44,819,053         45,219,492
  Other liabilities                                       1,117,625           888,383          1,148,890
  Stockholders' equity:
   Preferred                                                482,500           482,500            606,141
   Common                                                 1,928,510         1,911,476          2,094,583
                                                        -----------       -----------        -----------
        Total liabilities and stockholders' equity      $47,361,731       $48,101,412        $49,069,106
                                                        ===========       ===========        ===========


For the Nine Months Ended
-------------------------
  Loans receivable (1)                                  $31,233,295                          $31,032,215
  MBS (2)                                                14,022,383                           15,804,224
                                                        -----------                          -----------
    Total loans and MBS                                  45,255,678                           46,836,439
  Investments                                               987,088                              795,372
                                                        -----------                          -----------
      Total interest-earning assets                      46,242,766                           47,631,811
  Other assets                                            1,914,710                            1,915,188
                                                        -----------                          -----------
        Total assets                                    $48,157,476                          $49,546,999
                                                        ===========                          ===========

  Deposits                                              $33,769,665                          $33,700,428
  Borrowings and trust capital securities                11,014,169                           11,828,616
                                                        -----------                          -----------
    Total interest-costing liabilities                   44,783,834                           45,529,044
  Other liabilities                                         979,337                            1,176,257
  Stockholders' equity:
   Preferred                                                482,500                              640,255
   Common                                                 1,911,805                            2,201,443
                                                        -----------                          -----------
        Total liabilities and stockholders' equity      $48,157,476                         $ 49,546,999
                                                        ===========                         ============


(1) Excludes the allowance for losses.
(2) Excludes the unrealized gain/loss on MBS available for sale.